Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Dividend Capital Total Realty Trust Inc.

We hereby consent to the incorporation by reference of our reports in this Registration Statement on Form S-11, which is dated April 1, 2009, with respect to the statement of revenues and certain expenses for the year ended December 31, 2007, for the Millennium Financial Center. We further consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Ehrhardt Keefe Steiner & Hottman PC

Denver, Colorado

April 1, 2009